UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2022

AccuStem Sciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56257	87-3774438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Penn Plaza, 19th Floor, #1954 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 00 44 2074952379

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2022, the Board of Directors (the “Board”) of AccuStem Sciences, Inc. (the “Company”) increased the size of the Board to five members and elected Sean McDonald as an independent director, for a term continuing to the Company’s next annual meeting of shareholders, when all directors will be subject to election by shareholders.

There are no arrangements or understandings between Mr. McDonald and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. McDonald has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A press release announcing the appointment of Mr. McDonald is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	AccuStem Sciences, Inc. Press Release dated November 16, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCUSTEM SCIENCES INC.

Date: November 16, 2022	By:	/s/ Wendy Blosser
Wendy Blosser Chief Executive Officer

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